Exhibit 10.9

                           LOCAL FINANCIAL CORPORATION
                                STOCK OPTION PLAN


                  1. Purpose of the Plan. This STOCK OPTION PLAN (the "Plan") of Local Financial Corporation, a Delaware corporation (the "Company") is adopted pursuant to and in fulfillment of those certain Employment Agreements by and between the Company, its wholly-owned subsidiary federal stock savings bank, Local Federal Bank, F.S.B. ("Local Federal"), and Edward A. Townsend and Jan A. Norton, respectively, dated September 8, 1997, which require the granting of options to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and in order to accord Company the right and ability to grant stock options to members of its Board of Directors and its executive officers in the future as additional compensation and inducement to them to serve in such positions. The Plan's adoption is contingent upon the closing of a private placement of the Company's stock under a Private Placement Memorandum on or before September 1, 1997 (the "Offering"). The Plan provides for options that qualify as incentive stock options ("Incentive Options") under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not so qualify.

                  2. Stock Subject to Plan. The maximum number of shares of stock for which options granted under this Plan may be exercised shall be seven percent (7%) of the shares of Common Stock outstanding immediately after the close of the Offering (including the number of shares of Common Stock subject to the stock warrants granted to the Placement Agent in conjunction with the Offering).

                  3. Eligible Employees. The persons eligible to be considered for the grant of options under this Plan are the Chairman of the Board of Directors and Chief Executive Officer of the Company and Local Federal, the President of the Company and of Local Federal, any member of the Board of Directors of Company or Local Federal or any executive officer of Company or Local Federal.

                  4. Incentive Stock Option Exercise Limitation. The aggregate fair market value of the Common Stock underlying the Incentive Options granted to any one eligible employee (whether under this Plan or under any other stock option plans of the Company, its parent(s) and subsidiaries) that are first exercisable within the same calendar year, shall not exceed $100,000.00. The fair market value of the Common Stock shall be determined at the date of the grant of the stock option pursuant to this Plan.

                  5. Non-Transferability. The transferability of options granted under this Plan shall be determined by the Committee (as defined below) or, in its absence, the Board (as defined below).

                  6. Adjustments. If the outstanding shares of Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

                  7. Maximum Option Term. No Incentive Option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant, or more than five (5) years with respect to grants to an employee of Company or Local Federal holding ten percent (10%) or more of the outstanding Common Stock at the date of the grant of such option. The Committee (as defined below) or, in its absence, the Board (as defined below) shall determine the term of all other options granted pursuant to this Plan.

                  8. Plan Duration. Options may not be granted under this Plan more than ten (10) years after the date of the adoption of this Plan by the Board of Directors of Company, or of shareholder approval of this Plan by the shareholders of Company, whichever is earlier.

                  9. Payment. Payment for Common Stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of its Common Stock, such payment may be made in whole or in part with shares of Common Stock the same as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the Common Stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise. In addition to the foregoing, payment for Common Stock purchased under any exercise of an option granted under this Plan can also be made, if and to the extent the instrument evidencing the option so provides, in whole or in part, by the surrender of exercisable options granted under this Plan, if the shares of Common Stock are then publicly traded (as defined below). Payment in surrendered options instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring the shares, or (ii) the right or power of the person exercising the options to deliver such options in payment of the purchase price or withholding amount is subject to the prior interest of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. For purposes of this Section 9: (a) "Publicly Traded Shares" are those that are listed or admitted to unlisted trading privileges on a national securities exchange or as to which bid or offer quotations are reported in the automated quotations system ("NASDAQ") operated by the National Association of Securities Dealers, Inc. ("NASD"), and (b) for credit toward the purchase price or withholding amount, options surrendered shall be valued as of the day immediately preceding the delivery to the Company of the option exercise notice pursuant to the procedures for valuing said options set forth in the instrument evidencing the option. If the Company rejects the payment in options, the tendered notice of exercise shall not be deemed effective unless promptly after being notified of such rejection, the person exercising the option pays the purchase price or the withholding amount, as the case may be, in acceptable form as required above by this Section.

                  10. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board") or, in the discretion of the Board, by a committee (the "Committee") of not less than three (3) members of the Board.

                           The interpretation and construction by the Committee
of any term or provision of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final. The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

                           Subject to the provisions of this Plan, the Board or,
by delegation from the Board, the Committee, shall have full and final authority in its discretion to grant options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

                  11. Corporate Reorganizations. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding Common Stock subject to options under this Plan are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all of the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options previously granted under this Plan shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options previously granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options previously granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Section 11, not yet be exercisable.

                  12. Stock Appreciation Rights. If the instrument evidencing the option so provides, an option granted under this Plan (herein sometimes referred to as the "Corresponding Option") may include the right (a "Stock Appreciation Right") to receive an amount equal to some or all of the excess of the fair market value (determined in a manner specified in the instrument evidencing the corresponding option) of the shares subject to unexercised portions of the corresponding option over the aggregate exercised price for such shares under the corresponding option as of the date the Stock Appreciation Right is exercised. The amount payable upon exercise of a Stock Appreciation Right may be paid in cash or in shares of the class then subject to the corresponding option (valued on the basis of their fair market value, determined as specified with respect to the measurement of the amount payable as aforesaid), or in a combination of cash and such shares so valued. No Stock Appreciation Right may be exercised in whole or in part (a) other than in connection with the contemporaneous surrender without exercise of such Corresponding Option, or the portion thereof that corresponds to the portion of the Stock Appreciation Right being exercised, or (b) except to the extent that the corresponding option or such portion thereof is exercisable on the date of exercise of the Stock Appreciation Right by the person exercising the Stock Appreciation Right, or (c) unless the class of stock then subject to the Corresponding Option is then "publicly traded stock." For this purpose, the term "publicly traded stock" shall be defined in the same manner set forth and described in Section 9 of the Plan, above.

                  13. Financial Assistance. The Company is vested with authority under this Plan to assist any employee to whom an option is granted under this Plan (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on the exercise of that option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

                  14. Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of his rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the shareholders of the Company, may:

                           (a) increase the maximum number of shares for which options granted under this Plan may be exercised;

                           (b)       reduce the minimum permissible exercise
                                     price;

                           (c) extend the ten-year duration of this Plan set forth herein; or

                           (d) alter the class of employees eligible to receive options under the Plan.